Exhibit (a)(8)

webMethods Option Exchange Program: Key Dates

INFORMATION SESSIONS (Live, via WebEx and Con Call)

North America and EMEA

Date: April 17, 2001

Time:
12:30 PM to 2:00 PM Eastern Daylight Time
9:30 AM to 11:00 AM Pacific Daylight Time
5:30 PM to 7:30 PM Greenwich Mean Time

Locations:
VA- Training Rooms Rooms A&B
Sunnyvale- Conference Rooms: X

Domestic US Participants:
International Participants:
Name:
Leader: Jeff Kramer
Confirmation #:
Web Cast: URL:

Web EX available via:

Date: April 18, 2001

Time:
12:30 PM to 2:00 PM Eastern Daylight Time
9:30 AM to 11:00 AM Pacific Daylight Time
5:30 PM to 7:30 PM Greenwich Mean Time
Locations:
VA- Training Rooms A&B
Sunnyvale- Conference Rooms X
Domestic US Participants:
International Participants:
Name:
Leader: Jeff Kramer
Confirmation #:
Web Cast: URL:

Web EX available via:

Asia Pacific

Date: April 17, 2001

Time:
9:00 PM EDT
Tokyo and Korea: 10:00 AM
Hong Kong and Singapore: 9:00 AM
Sydney: 11:00 AM

Domestic US Participants:
International Participants:
Name:
Leader:
Confirmation #:
Web Cast: URL:

WebEx :

EXCHANGE DEADLINE

May 11, 2001: 5:00 PM EDT

This is the final date which tender of options will be accepted. All exchange documents must be delivered to Option Exchange via Fax or mail by 5:00 PM EDT.

Fax: 703- 460-5955

Address:

webMethods
C/O: Option Exchange
3930 Pender Drive
Fairfax, VA 22030

*An additional session will be held during the April “Gearing Up” program and additional sessions will be held on April 24th and 25th if necessary.